Exhibit 10.4

ASHLAND Global Holdings INC.

SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

FOR CERTAIN EMPLOYEES

(Amended and Restated as of May 22, 2019)

Ashland Global Holdings Inc.

Supplemental Defined Contribution Plan for Certain Employees

TABLE OF CONTENTS

Article 1. PURPOSE AND EFFECTIVE DATE		1
1.1	Purpose	1
1.2	Restatement	1
1.3	Effective Date	1
1.4	Assignment and Assumption..	1
Article 2. DEFINITIONS		2
2.1	“Account”	2
2.2	“Ashland”	2
2.3	“Base Compensation”	2
2.4	“Base Compensation Deferrals”	2
2.5	“Basic Retirement Contribution”	2
2.6	“Beneficiary”	2
2.7	“Board”	2
2.8	“Cause”	2
2.9	“Change in Control”	2
2.10	“Code”	3
2.11	“Committee”	3
2.12	“Credited Service”	3
2.13	“Deferred Compensation Plan”	3
2.14	“Disabled” or “Disability”	3
2.15	“Effective Date”	4
2.16	“Effective Retirement Date”	4
2.17	“Election”	4
2.18	“Eligible Employee”	4
2.19	“Employer”	4
2.20	“Employer Contribution”	4
2.21	“ERISA”	4
2.22	“Excess Base Compensation”	4
2.23	“Excess Base Compensation Deferrals”	4
2.24	“Grandfathered Employee”	5
2.25	“Hercules Employee”	5
2.26	“Identification Date”	5
2.27	“Incentive Compensation”	5

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2.28	“Incentive Compensation Deferrals”	5
2.29	“Key Employee”	5
2.30	“Participant”	5
2.31	“Performance Retirement Contribution”	5
2.32	“Period of Service”	5
2.33	“Plan”	5
2.34	“Plan Year”	5
2.35	“Related Employer”	5
2.36	“Savings Plan”	5
2.37	“Separation from Service”	5
2.38	“SERP”	6
2.39	“Substitute Contribution”	6
2.40	“Unforeseeable Emergency”	6
2.41	“Valuation Date”	6
Article 3. PARTICIPATION		7
3.1	Participation	7
3.2	Termination of Participation	7
Article 4. EMPLOYER CONTRIBUTIONS		8
4.1	Substitute Contribution.	8
4.2	Other Employer Contributions.	8
4.3	Crediting Employer Contributions	9
Article 5. PAYMENT SCHEDULE AND FORM OF PAYMENT		10
5.1	Payment Schedule and Form of Payment	10
5.2	Time of Distribution or Transfer	10
5.3	Death Before Payment	10
Article 6. ACCOUNTS AND CREDITS AND FUNDING		11
6.1	Contribution Credits to Account	11
6.2	Earnings Credits to Account	11
6.3	Adjustment of Accounts	11
6.4	Establishment of Trust for Funding	11
Article 7. RIGHT TO BENEFITS		12
7.1	Vesting	12
7.2	Amount of Benefits	12
Article 8. DISTRIBUTION OF BENEFITS		13

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8.1	Method and Timing of Distributions	13
8.2	Unforeseeable Emergency	13
8.3	Disability	13
8.4	Prohibition on Acceleration	13
8.5	Key Employees	13
8.6	Permissible Delays in Payment	14
Article 9. AMENDMENT AND TERMINATION		16
9.1	Amendment by Employer	16
9.2	Retroactive Amendments	16
9.3	Plan Termination	16
9.4	Distribution Upon Termination of the Plan	17
Article 10. PLAN ADMINISTRATION		18
10.1	Powers and Responsibilities of the Employer	18
10.2	Powers and Responsibilities of the Committee	18
10.3	Claims and Review Procedures.	18
10.4	Plan Administrative Costs	19
Article 11. MISCELLANEOUS		20
11.1	Unsecured General Creditor of the Employer	20
11.2	Employer’s Liability	20
11.3	Limitation of Rights	20
11.4	Anti-Assignment	20
11.5	Facility of Payment	20
11.6	Notices	21
11.7	Tax Withholding	21
11.8	Indemnification	21
11.9	Permitted Acceleration of Payment	21
11.10	No Guarantee or Employment or Participation	22
11.11	Unclaimed Benefit	22
11.12	Governing Law	23
11.13	Erroneous Payment	23

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Article 1.  PURPOSE AND EFFECTIVE DATE

1.1Purpose

.  The purpose of this Plan is to provide benefits for certain employees that supplements the limitation on compensation imposed by Section 401(a)(17) of the Code (including successor provisions thereto) on the Savings Plan.  It is intended that the Plan be maintained primarily for a select group of management or highly compensated employees and be exempt from the Employee Retirement Income Security Act of 1974, as amended.

1.2Restatement

.  The Ashland Global Holdings Inc. Supplemental Defined Contributions Plan for Certain Employees was amended and restated on January 1, 2015, and further amended on September 30, 2016, and is hereby further amended and restated as of May         22, 2019.

1.3Effective Date

.  This Plan is effective January 1, 2015 except where a special effective date is indicated herein.

1.4Assignment and Assumption. The Plan was assumed by Ashland Global Holdings Inc. pursuant to the Assignment and Assumption Agreement, dated September 16, 2016 by and between Ashland Inc. and Ashland Global Holdings Inc.

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Article 2.  DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise.  Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1“Account”

means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon.  The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to the Plan.  Separate Accounts shall be established for a Participant by Plan Year and by type of contribution to the Participant.

2.2“Ashland”

means Ashland Global Holdings Inc. and all of its present or future subsidiaries.

2.3“Base Compensation”

means compensation paid to a Participant that is included in the definition of Compensation for deferral purposes in the Savings Plan without giving effect to any reduction required by Code Section 401(a)(17) and which is not Incentive Compensation.

2.4“Base Compensation Deferrals”

means Base Compensation that is deferred into the Deferred Compensation Plan.

2.5“Basic Retirement Contribution”

means the Basic Retirement Contribution as defined in the Savings Plan.

2.6“Beneficiary”

means the persons, trusts, estates or other entities designated in writing by a Participant, or otherwise entitled to receive benefits under the Plan upon the death of a Participant.  If a Participant fails to designate a Beneficiary, then the Participant’s Beneficiary shall be the Participant’s spouse or, if the Participant does not have a spouse on the Participant’s date of death, the Participant’s estate.

2.7“Board”

means the Board of Directors of Ashland Global Holdings Inc.

2.8“Cause”

, for Participants without a Change in Control agreement with Ashland, as defined by Section 3.02 of the SERP, and, for Participants with a Change in Control agreement with Ashland, as defined by the Participant’s Change in Control agreement.

2.9“Change in Control”

shall be deemed to occur (1) upon approval of the shareholders of Ashland (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of Ashland (a “Business Combination”), other than a consolidation or merger of Ashland into or with a direct or indirect wholly-owned subsidiary, in which the shareholders of Ashland own, directly or indirectly, less than 50% of the then outstanding membership interests or shares of the Business Combination that are entitled to vote generally for the election of directors of the Business Combination or pursuant to which shares of Ashland would be converted into cash, securities or other property, other than a merger of Ashland in which the holders of the Ashland shares immediately prior to the merger have

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substantially the same proportionate ownership of membership interests of the surviving company immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ashland, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of Ashland shall be deemed to occur unless assets constituting 80% of the total assets of Ashland are transferred pursuant to such sale, lease exchange or other transfer, or (C) adoption of any plan or proposal for the liquidation or dissolution of Ashland, (2) when any person (as defined in Section 3(a)(9) or 13(d) of the Exchange Act), other than Ashland or any subsidiary or employee benefit plan or trust maintained by Ashland, shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of Ashland’s shares outstanding at the time, without the approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Ashland’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

2.10“Code”

means the Internal Revenue Code of 1986, as amended.

2.11“Committee”

means the Compensation Committee of the Board and its designees.

2.12“Credited Service”

means a period of employment with the Employer or a Related Employer for which credit is given under the Employer’s Adjusted Service Date policy in effect when the Employee suffers a Separation from Service.

2.13“Deferred Compensation Plan”

means the Ashland Global Holdings Inc. Deferred Compensation Plan for Employees, as may be amended from time to time.

2.14“Disabled” or “Disability”

means a determination by Ashland that the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Ashland or any Related Employer.  A Participant also will be considered disabled if he is determined (a) to be totally disabled by the Social Security Administration, or (b) to be disabled in accordance with a disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the requirements of Treasury Regulation Section 1.409A-3(i)(4).  The Committee or its delegate shall determine whether a Participant has incurred a Disability.

2.15“Effective Date”

means January 1, 2015 except where a special effective date is indicated herein.

2.16“Effective Retirement Date”

means:

(a)In General.  The Effective Retirement Date of an Employee that is a Participant under this Plan is when:

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(1)the Participant has at least five years of Credited Service; and

(2)attained the first day of the month following the date the Participant incurred a Separation from Service –

(i)on or after the date the sum of the Participant’s Age and Credited Service is 80; or

(ii)on or after the date the Participant attains Age 55.

(b)Change in Control.  The Effective Retirement Date in the event of a Change in Control of a Participant who has a Change in Control agreement with Ashland shall be the first day of the month following (i) such Participant’s termination for reasons other than Cause or (ii) such Participant’s resignation for “Good Reason” (as that term is defined in the applicable Change in Control agreement).  The Effective Retirement Date in the event of a Change in Control of a Participant who does not have a Change in Control agreement, shall be the first day of the month following such Participant’s termination for reasons other than Cause.

2.17“Election”

means a Participant’s delivery of a notice of election, in writing or electronically, to defer payment of all or a portion of his Employer Contributions.

2.18“Eligible Employee”

means an employee of Ashland who is determined by the Employer to be a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and who are classified in base salary and grades 21 and above and are not eligible for the SERP as of the Effective Date.

2.19“Employer”

means Ashland Global Holdings Inc., or any successor entity thereto.

2.20“Employer Contribution”

means the contributions provided in ARTICLE 4.

2.21“ERISA”

means the Employee Retirement Income Security Act of 1974, as amended.

2.22“Excess Base Compensation”

means compensation paid to a Participant that is included in the definition of Compensation in the Savings Plan but that is in excess of the limitation in Code Section 401(a)(17) and which is not Incentive Compensation.

2.23“Excess Base Compensation Deferrals”

means compensation that is deferred to the Deferred Compensation Plan other than Incentive Compensation Deferrals.

2.24“Grandfathered Employee”

means the Grandfathered Employee as defined in the Savings Plan.

2.25“Hercules Employee”

means the Hercules Employee as defined in the Savings Plan.

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2.26“Incentive Compensation”

means bonuses paid to Eligible Employees under any applicable incentive compensation plans that are excluded from the definition of Compensation in the Savings Plan and which is not Base Compensation.

2.27“Incentive Compensation Deferrals”

means Incentive Compensation that is deferred into the Deferred Compensation Plan.

2.28“Key Employee”

means a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) who satisfies the conditions set forth in Section 8.5.

2.29“Participant”

means an Eligible Employee who commences participation in the Plan in accordance with ARTICLE 3.

2.30“Performance Retirement Contribution”

means the Performance Retirement Contribution as defined in the Savings Plan.

2.31“Period of Service”

means a period of employment with the Employer or a Related Employer commencing on the date an Employee works at least one hour for which the Employee is paid and ending on the date such Employee suffers a Separation from Service.

2.32“Plan”

means this Ashland Global Holdings Inc. Supplemental Defined Contribution Plan for Certain Employees, as amended from time to time.

2.33“Plan Year”

means each 12 month period ending on December 31st.

2.34“Related Employer”

means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Employer, and (b) any trade or business that is under Common Control as defined in Code Section 414(c) that includes the Employer.

2.35“Savings Plan”

means the Ashland Inc. Employee Savings Plan, as amended from time to time.

2.36“Separation from Service”

means a Participant’s termination of employment with the Employer or Related Employer for any reason other than death that meets the requirements of the definition of “separation from service” set forth in Treasury Regulation Section 1.409A-1(h).  For purposes of determining whether a Separation from Service has occurred, the 20% default threshold set forth in Treasury Regulation Section 1.409A-1(h)(1)(ii) shall be utilized.

2.37“SERP”

means the Ashland Inc. Supplemental Early Retirement Plan for Certain Employees, as amended from time to time.

2.38“Substitute Contribution”

means the Employer Contribution provided in Section 4.1.

2.39“Unforeseeable Emergency”

means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the

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Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The purchase of a home and the payment of college tuition are not unforeseeable emergencies.

2.40“Valuation Date”

means each business day of the Plan Year.

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Article 3.  PARTICIPATION

3.1Participation

.  Each Eligible Employee of the Employer shall be eligible for the Plan immediately.  An Eligible Employee shall execute an Election in the form and manner as deemed appropriate by the Committee or its delegate as provided in the Deferred Compensation Plan detailing the timing of distribution of any portion of the Participant’s Account attributable to Employer Contributions.  In the event an Eligible Employee fails to complete an Election with respect to Employer Contributions, such amount shall be paid in the means as detailed in ARTICLE 5.

3.2Termination of Participation

.  The Employer may terminate a Participant’s participation in the Plan, provided, however, any such termination at the direction of the Employer shall not take effect until the first day of the next Plan Year.

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Article 4.  EMPLOYER CONTRIBUTIONS

4.1Substitute Contribution.

(a)Substitute Contribution.  The Employer will credit a Participant’s Account with a Substitute Contribution in an amount equal to 4% of the Participant’s Incentive Compensation, Excess Base Compensation and Excess Base Compensation Deferrals for the Plan Year.

(b)Special Effective Date.  This Section 4.1 shall be retroactively effective as of January 1, 2011.  No Participant benefit is reduced as a result of this retroactive special effective date, and no matching contributions have accrued or will accrue under this Plan.

(c)Freeze of Substitute Contribution. Notwithstanding the foregoing provisions of this Section 4.1, no Substitute Contributions shall be credited to Participants’ Accounts with respect to Participants’ post-September 30, 2016, Incentive Compensation, Excess Base Compensation and Excess Base Compensation Deferrals.

4.2Other Employer Contributions.

(a)Performance Retirement Contribution.  To the extent the Employer makes a Performance Retirement Contribution under the Savings Plan for a Plan Year, the Employer shall credit each Participant’s Account with a contribution equal to the declared Performance Retirement Contribution under the Savings Plan percentage multiplied by the Participant’s Incentive Compensation, Excess Base Compensation and Excess Base Compensation Deferrals for the Plan Year.  Notwithstanding the foregoing, a Performance Retirement Contribution will only be credited to a Participant’s Account if the Participant has not Separated from Service in the Plan Year. The foregoing Performance Retirement Contribution provision shall only apply to Participants’ pre-October 1, 2016, Incentive Compensation, Excess Base Compensation and Excess Base Compensation Deferrals.

(b)Basic Retirement Contributions.

(i)Basic Retirement Contribution for Participants Eligible for the Savings Plan on or after January 1, 2011.  The Employer shall credit to the Account of each Participant who is either (A)(1) a Hercules Employee, or (2) who became eligible for the Savings Plan on or after January 1, 2011, and (B) who is not a Grandfathered Employee, an amount equal to the Basic Retirement Contribution based on percentage of the Participant’s Incentive Compensation, Excess Base Compensation and Excess Base Compensation Deferrals determined in accordance with the following tables:

Period of Service	Percentage of Applicable Compensation

0-10 Years	1.5%
11-20 Years	3.0%
21 or more Years	4.5%

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(ii)Basic Retirement Contribution for Participants Eligible for the Savings Plan as of December 31, 2010.  The Employer shall credit to the Account of each Participant who was eligible for the Savings Plan as of December 31, 2010 and who is not a Grandfathered Employee an amount equal to a Basic Retirement Contribution based on percentage of the Participant’s Incentive Compensation, Excess Base Compensation and Excess Base Compensation Deferrals determined in accordance with the following tables:

Period of Service	Percentage of Applicable Compensation

0-10 Years	1.5%
11-20 Years	3.0%
21 or more Years	4.5%

plus, a transition contribution equal to:

Age as of January 1, 2011	Percentage of Applicable Compensation

40-44	2.0%
45-49	3.0%
50-54	4.0%
55 or greater	5.0%

(iii)Any Participant other than described in subsections (i) or (ii) immediately above, shall not be entitled to a Basic Retirement Contribution under the Plan.

(iv)A Participant shall only be eligible to receive a Basic Retirement Contribution under one subsection of this Section 4.2(b) during any given Plan Year.  For purposes of this Section 4.2(b), Period of Service shall be determined in accordance with the provisions of the Savings Plan.

(v)Notwithstanding the foregoing, a Basic Retirement Contribution will only be credited to a Participant’s Account if the Participant has not Separated from Service in the Plan Year.

(vi)Notwithstanding the foregoing, no Basic Retirement Contributions shall be credited to Participants’ Accounts with respect to Participants’ post-September 30, 2016, Incentive Compensation, Excess Base Compensation and Excess Base Compensation Deferrals.

(c)Discretionary Profit Sharing Contributions.  The Discretionary Profit Sharing Contribution may be made by the Employer for the benefit of one or more Participants in an amount determined solely by Employer for any Plan Year. Notwithstanding the foregoing, no Discretionary Profit Sharing Contributions shall be made after September 30, 2016.

4.3Crediting Employer Contributions

.  Each Participant shall be credited with the applicable Employer Contributions in accordance with this ARTICLE 4, as soon as administratively feasible following each Plan Year.

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Article 5.  PAYMENT SCHEDULE AND FORM OF PAYMENT

5.1Payment Schedule and Form of Payment

.  The Participant’s benefit under the Plan shall be distributed in accordance with the Deferred Compensation Plan on the Participant’s Effective Retirement Date (or as soon thereafter as reasonably possible), and held pursuant to the terms of that the Deferred Compensation Plan.  Notwithstanding anything in the Plan to the contrary, a Participant who is a Key Employee shall not have the distribution of his benefit which is made on account of Separation from Service commence on a date earlier than the first day of the seventh month following his Separation from Service.

5.2Time of Distribution or Transfer

.  Subject to the required delay of a distribution of a Plan benefit for an eligible employee who is a Key Employee, the transfer of a benefit provided in this Section shall be paid by the later of (a) the end of the calendar year in which occurs the Effective Retirement Date or (b) the 15th day of the third calendar month following such date.

5.3Death Before Payment

.  If a Participant dies before his Effective Retirement Date, the benefit that would have been paid to such Participant had he or she survived to his Effective Retirement Date shall be transferred to the Deferred Compensation Plan and paid to the Beneficiary designated by such Participant under the terms of that plan.

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Article 6.  ACCOUNTS AND CREDITS AND FUNDING

6.1Contribution Credits to Account

.  A Participant’s Account will be credited with the Employer Contributions credited on his behalf under ARTICLE 4.  Separate Accounts shall be maintained for each Participant and for each type of contribution.

6.2Earnings Credits to Account

.  The Participant’s Account shall be credited (or debited) on each Valuation Date with income (or loss) based upon a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Committee or its delegate, for the particular Compensation credited.  The crediting or debiting on each Valuation Date of income (or loss) shall be made for the each respective Account.  All investments of a Participant’s Account shall be valued at fair market value.  Additionally, all distributions, investments and investment exchanges allowed and made under the Plan shall be as of the relevant Valuation Date at fair market value.

6.3Adjustment of Accounts

.  Each Account maintained for a Participant shall be adjusted for interest credits and any expenses allocable under the terms of the Plan to the Account.  The Account shall be adjusted as of each Valuation Date to reflect:  (a) the interest credits and expenses described in this ARTICLE 6; (b) amounts credited pursuant to ARTICLE 4; and (c) distributions or withdrawals.

6.4Establishment of Trust for Funding

.  The Employer may but is not required to establish a trust to hold amounts which the Employer may contribute from time to time to correspond to some or all amounts credited to Participants under this ARTICLE 6.  If the Employer establishes a trust, the provisions of Sections 6.4(a) and (b) shall become operative.

(a)Grantor Trust.  Any trust established by the Employer shall be between the Employer and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Employer’s creditors in the event of the Employer’s insolvency, until paid to the Participant and/or his Beneficiaries.  The trust is intended to be treated as a grantor trust under the Code, and it is intended that the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto.  The Employer must notify the trustee in the event of a lawsuit regarding the Plan or regarding its bankruptcy or insolvency.

(b)Investment of Trust Funds.  Any amounts contributed to the trust by the Employer shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Committee or its delegate.

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Article 7.  RIGHT TO BENEFITS

7.1Vesting

.  Unless a Participant is terminated for Cause, a Participant shall have a 100% nonforfeitable right to his Accounts representing Employer Contributions upon to earlier of a Change In Control or the attainment of five years of Credited Service.  Notwithstanding the preceding sentence, if a Participant is terminated for Cause, the Participant shall forfeit all rights to his Accounts representing Employer Contributions.

7.2Amount of Benefits

.  The vested amounts credited to a Participant’s Account as determined under ARTICLE 4 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

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Article 8.  DISTRIBUTION OF BENEFITS

8.1Method and Timing of Distributions

.  Except as otherwise provided under the Plan, including this ARTICLE 8, distributions under the Plan shall be made in accordance with ARTICLE 5 of the Plan.

8.2Unforeseeable Emergency

.  A Participant or a Participant’s legal representative may submit an application for a distribution from the Participant’s Accounts because of an Unforeseeable Emergency.  The amount of the distribution shall not exceed the amount necessary to satisfy the needs of the Unforeseeable Emergency.  Such distribution shall include an amount to pay taxes reasonably anticipated as a result of the distribution.  The amount allowed as a distribution under this Section shall take into account the extent to which the Unforeseeable Emergency may be relieved by reimbursement, insurance or liquidation of the Participant’s assets (but only to the extent such liquidation would itself not cause a severe financial hardship).  The distribution shall be made in a single sum and paid as soon as practicable after the application for the distribution on account of the Unforeseeable Emergency is approved.  The provisions of this Section 8.2 shall be interpreted and administered in accordance with applicable guidance that may be issued by the Treasury.

8.3Disability

.  A Participant or a Participant’s legal representative may submit an application for a distribution from the Participant’s Accounts because of the Participant’s Disability.  The distribution shall be made in a single sum and paid as soon as practicable after the application for the distribution on account of the Participant’s Disability is approved.  The provisions of this Section shall be interpreted and administered in accordance with applicable guidance that may be issued by the Secretary of the Treasury.  If such guidance should allow an election of a period of distribution at the time of the application for a distribution on account of the Participant’s Disability then the Plan shall allow such elections.

8.4Prohibition on Acceleration

.  Except as otherwise provided in the Plan and except as may be allowed in guidance from the Secretary of the Treasury, distributions from a Participant’s Compensation Account(s) may not be made earlier than the time such amounts would otherwise be distributed pursuant to the terms of the Plan.

8.5Key Employees

.  In no event shall a distribution made to a Key Employee from his Accounts due to his Separation from Service occur before the date which is six months after his Separation from Service, or, if earlier, his date of death.  For purposes of this Section 8.5, a Key Employee means a “specified employee” within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time. Installment distributions to a Key Employee that are delayed due to the application of the requirements of this Section 8.5 shall commence as of the earliest date permitted by Code Section 409A. This Section 8.5 shall not apply to any of the following distributions: (i) a distribution upon the Participant’s Disability in accordance with Section 8.3 or upon a Change in Control, provided that the Participant’s Separation from Service did not precede such Disability or Change in Control; or (ii) an accelerated distribution made in accordance with Section 11.9.

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8.6Permissible Delays in Payment

.  Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of ARTICLE 5 in any of the following circumstances:

(a)Payments Subject to Code Section 162(m).  The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would not be permitted due to the application of Code Section 162(m); provided, however, that (i) the deduction limitation of Code Section 162(m) shall be applied to all payments to similarly situated Participants on a reasonably consistent basis; (ii) the payment must be made either during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Code Section 162(m) or during the period beginning with the date of the Participant’s Separation from Service (or, if the Participant is a Key Employee, beginning with the date that is six months after Separation from Service) and ending on the later of the last day of the Employer’s taxable year in which the Participant incurs a Separation from Service for the 15th day of the third month following the Participant’s Separation from Service (or, if the Participant is a Key Employee, the 15th day of the third month following the date that is six months after Separation from Service); (iii) where any payment to a particular Participant is delayed because of Code Section 162(m), the delay in payment will be treated as a subsequent deferral election under Code Section 409A, unless all scheduled payments to such Participant that could be delayed are also delayed; and (iv) no election may be provided to a Participant with respect to the timing of payment hereunder.

(b)Payments that would violate Federal Securities Laws or Other Applicable Law.  The Employer may also delay payment if it reasonably anticipates that the marking of the payment will violate Federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.

(c)Other Events and Conditions.  The Employer also reserves the right to delay payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

Except as may be otherwise required under Code Section 409A, a payment is treated as made upon the date contemplated under the provisions of the Plan if the payment is made at such date or a later date within the same calendar year or, if later, by the 15th day of the third calendar month following the date contemplated by the Plan.  If calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or Participant’s Beneficiary), the payment will be treated as made upon the date contemplated by the Plan if the payment is made during the first calendar year in which the payment is administratively practicable.  Similarly, if the funds of the Employer are not sufficient to make the payment at the date specified under the Plan without jeopardizing the solvency of the Employer, the payment will be treated as made upon the date contemplated by the Plan if the payment is made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the solvency of the Employer.

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If a payment is not made, in whole or in part, as of the date contemplated by the Plan because the Employer refuses to make such payment, the payment will be treated as made upon the date contemplated by the Plan if the Participant accepts the portion (if any) of the payment that the Employer is willing to make (unless such acceptance will result in forfeiture of the claim to all or part of the remaining account), makes prompt and reasonable, good faith efforts to collect the remaining portion of the payment and any further payment (including payment of a lesser amount that satisfies the obligation to make the payment) is made no later than the end of the first calendar year in which the Employer and the Participant enter into a legally binding settlement of such dispute, the Employer concedes that the amount is payable, or the Employer is required to make such payment pursuant to a final and nonappealable judgment or other binding decision.  For purposes of this paragraph, efforts to collect the payment will be presumed not to be prompt, reasonable, good faith efforts, unless the Participant provides notice to the Employer within 90 days of the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and the Treasury Regulations promulgated under Code Section 409A, and unless, if not paid, the Participant takes further enforcement measures within 180 days after such latest date.  For purposes of this paragraph, the Employer is not treated as having refused to make a payment where pursuant to the terms of the Plan the Participant is required to request payment, or otherwise provide information to take any other action, and the Participant has failed to take such action.  In addition, for purposes of this paragraph, the Participant is deemed to have requested that a payment not be made, rather than the Employer having refused to make such payment, where the Employer’s decision to refuse to make the payment is made by the Participant or a member of the Participant’s family (as defined in Code Section 267(c)(4) applied as if the family of an individual includes the spouse of any member of the family), or any person or group of persons over whom the Participant’s family member has effective control, or any person any portion of whose compensation is controlled by the Participant or the Participant’s family member.

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Article 9.  AMENDMENT AND TERMINATION

9.1Amendment by Employer

.  The Employer reserves the sole right to amend the Plan pursuant to a resolution of the Board.  An amendment must be in writing and executed by a representative of the Employer authorized to take such action.  The Employer hereby reserves the right to amend the Plan without the consent of the Participants in the future, as required to comply with any present or future law, regulation or rule applicable to the Plan, including, but not limited to Code Section 409A and all applicable guidance promulgated thereunder, and to prevent any Participant from becoming subject to any additional tax or penalty under Code Section 409A.  No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his vested Account which had accrued prior to the amendment, except to the extent required by the Code or other applicable law.

9.2Retroactive Amendments

.  An Amendment made by the Employer in accordance with Section 9.1 may be made effective on a date prior to the first day of the Plan Year in which it is adopted.  Any retroactive amendment by the Employer shall be subject to the provisions of Section 9.1.

9.3Plan Termination

.  The Plan will terminate automatically as of the date that no amounts remain to be distributed under the Plan.

The Employer reserves the right to terminate the Plan and accelerate the time of payment of all amounts to be distributed under the Plan in accordance with the following provisions of this Section 9.3.  The Employer may make an irrevocable election to terminate the Plan and distribute all amounts credited to all Participant Accounts within the 30 days preceding or the 12 months following a Change in Control.  For this purpose, the Plan will be treated as terminated only if all other arrangements sponsored by the Employer or any Related Employer immediately after the time of the Change in Control with respect to which deferrals of compensation are treated as having been deferred under a single plan under Treasury Regulation Section 1.409A-1(c)(2) are terminated and liquidated with respect to each Participant that experienced the Change in Control, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date the Employer irrevocably takes all necessary action to terminate and liquidate the Plan and such other arrangements.  In addition, the Employer reserves the right to terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to Section 503(b)(1)(A) of Title 11 of the United States Code, provided that amounts deferred under the Plan are included in the gross incomes of Participants in the earlier of (a) the taxable year in which the amount is actually or constructively received, or (b) the latest of the following years: (1) the calendar year in which the termination occurs, (2) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (3) the first calendar year in which payment is administratively practicable.  The Employer retains the discretion to terminate the Plan if (1) the termination does not occur proximate to a downturn in the financial health of the Employer; (2) all arrangements sponsored by the Employer or any related Employer that would be aggregated with any terminated arrangement under Treasury Regulation Section 1.409A-1(c) if the same service provider participated in all of the arrangements are terminated, (3) no payments other than payments that would be payable under the terms of the arrangements if the termination had not

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occurred are made within 12 months of the termination of the arrangements, (4) all payments are made within 24 months of the termination of the arrangements, and (5) neither the Employer nor any Related Employer adopts a new arrangements that would be aggregated with any terminated arrangement under Treasury Regulation Section 1.409A-1(c), if the same service provider participated in both arrangements, at any time with the three year period following the date of termination of the arrangement.  The Employer also reserves the right to terminate the Plan and accelerate the time of payment of all amounts to be distributed under the Plan under such conditions and events as may be prescribed by the Commissioner in generally applicable guidance published in the Internal Revenue Bulletin.

9.4Distribution Upon Termination of the Plan

.  Except as provided in Section 9.3, the Plan may not be terminated before the date on which all amounts credited to all Participant Accounts have been distributed in accordance with the terms of the Plan.

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Article 10.  PLAN ADMINISTRATION

10.1Powers and Responsibilities of the Employer

.  The Employer shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.  The Employer’s powers and responsibilities include, but are not limited to, the following, which powers and responsibilities shall be exercised in its sole discretion:

(a)To make and enforce such rules and regulations as it deems, in its sole discretion, necessary or proper for the efficient administration of the Plan;

(b)To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, in its sole discretion, subject to review by the Committee or its delegate.

(c)To administer the claims and review procedures specified in Section 10.3;

(d)To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan in its discretion;

(e)To determine the person or persons to whom such benefits will be paid in its discretion;

(f)To authorize the payment of benefits;

(g)To comply with any applicable reporting and disclosure requirements of Part 1 of Subtitle B of Title 1 of ERISA;

(h)To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(i)To allocate and delegate its responsibilities in its discretion, including the formation of any administrative sub-committee to administer the Plan.

10.2Powers and Responsibilities of the Committee

.  The Committee or its delegate shall be responsible (a) for determining the interest rate to credit to Participant’s Accounts pursuant to Section 6.3, and (b) for the review of denied claims pursuant to Section 10.3(b) in its sole discretion.  In the course of reviewing a denied claim, the Committee or its delegate shall have the power to interpret the Plan, in its sole discretion, and its interpretation thereof shall be final, conclusive and binding on all persons claiming benefits under the Plan.

10.3Claims and Review Procedures.

(a)Claims Procedure.  If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Company.  If any such claim is wholly or partially denied, the Company or its delegate will notify such person of its decision in writing.  Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or

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information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, including a statement of the person’s right to bring a civil action under Section 502(a) of ERISA following a denial on review.  Such notification will be given within 90 days after the claim is received by the Company (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period).  If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)Disability Claims Procedure. Notwithstanding Section 10.3(a) above, the following will apply with regard to claims for a benefit which require a determination of Disability (a “Disability Claim”), other than those Disability Claims determined under the Plan solely by reference to whether the person is entitled to disability-based benefits under the Social Security Act or under a long term disability plan of the Company. The Company will notify the person of the Company’s determination within a reasonable period of time, but in any event within 45 days after receipt of the Disability Claim by the Company. The Company may extend the period for making the benefit determination by 30 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the person, prior to the expiration of the initial 45 day period, of circumstances requiring the extension of time and the date by which the Company expects to render a decision. The Company may further extend the period for making the benefit determination by 30 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the person, prior to the expiration of the first 30 day extension period, of the circumstances requiring the extension of time and the date by which the Company expects to render a decision. Any notice of extension under this 10.3(b) shall include the standards on which entitlement to a disability-based benefit is based, the unresolved issues that prevent a decision on the Disability Claim, and the additional information needed to resolve those issues for which the person will be afforded at least 45 days within which to provide the specified information. Any denial related to a Disability Claim shall be written in a manner calculated to be understood by the person and shall include the following: (i) the specific reason or reasons for any denial, (ii) the specific Plan provisions on which any denial is based, (iii) a description of any further material or information which is necessary for the person to perfect his or her claim and an explanation of why the material or information is needed, (iv) a statement of the person’s right to seek review of the denial, including a statement of the person’s right to bring a civil action under Section 502(a) of ERISA, (v) a discussion of the denial, including an explanation of the basis for disagreeing with or not the following: (a) the views presented by the person to the Plan of health care professionals treating the person and vocational professionals who evaluated the person, (b) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a person’s claim denial, without regard to whether the advice was relied upon in making the benefit determination, and (c) a disability determination regarding the person presented by the person to the Plan made by the Social Security Administration, (vi) if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the person’s medical circumstances, or a statement that such explanation will be provided free of charge upon request, (vii) either the specific internal rules, guidelines, protocols, standards or other similar criteria of

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the Plan relied upon in making the denial or a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist, and (viii) a statement that the person is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the person’s Disability Claim.

(c)Review Procedure.  Within 60 days after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Company for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Company. The Company will provide a review that takes into account all comments, documents, records and other information submitted by the person without regard to whether such information was submitted or considered in the initial benefit determination. The decision on review will be made within 60 days after the request for review is received by the Company (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Company or its delegate to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period).  If the decision on review is not made within such period, the claim will be considered denied. The Company or its delegate will notify such person of its decision in writing.  Such notification will be written in a manner calculated to be understood by such person and will contain (i) the specific reason or reasons for any denial, (ii) the specific Plan provisions on which any denial is based, (iii) a statement that the person is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents , records, and other information relevant to the person’s claim for benefits, and (iv) a statement of the person’s right to bring a civil action under Section 502(a) of ERISA.

(d)Review Procedure for Disability Claim Denial.  Notwithstanding Section 10.3(c) above, the following will apply with regard to appeals of Disability Claims, other than those Disability Claims determined under the Plan solely by reference to whether the person is entitled to disability based benefits under the Social Security Act or under a long term disability plan of the Company. An appeal of a Disability Claim must be brought within 180 days after receipt of the notice of the claim denial.  Within 60 days after the Company receives a properly filed request for review, the Company shall conduct such review and advise the person in writing of its decision on review, unless special circumstances require an extension of time for conducting the review. If an extension of time for conducting the review is required, the Company shall provide the person with written notice of the extension before the expiration of the initial 60-day period, specifying the circumstances requiring an extension and the date by which such review shall be completed (which date shall not be later than 120 days after the date on which the Company received the request for review). In such a review, the Company (i) will not afford deference to the initial determination made by the Company and will designate an individual to conduct the review process who is neither the individual who made the denial that is the subject of the appeal nor the subordinate of such individual; (ii) in the case of an appeal of any denial that is based in whole or in part on a medical judgment, will consult with a health care professional who has appropriate training and expertise in the field of medicine involved in the medical judgment, and who was neither consulted in connection with the denial that is the subject of the appeal, nor the subordinate of any such individual; (iii) will identify any medical

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or vocational experts whose advice was obtained on behalf of the Plan in connection with a person’s claim denial, without regard as to whether the advice was relied upon in making the benefit determination; and (iv) will provide the person, free of charge, with (a) any new or additional evidence considered, relied upon, or generated by the Plan in connection with the Disability Claim and (b) the rationale for the determination on review. Such evidence and rationale shall be provided as soon as possible and sufficiently in advance of the date on which the written notice of the denial is required to be provided to give the person a reasonable opportunity to respond prior to that date. Any denial related to a Disability Claim shall be written in a manner calculated to be understood by the person and shall include the following: (i) the specific reason or reasons for any denial, (ii) the specific Plan provisions on which any denial is based, (iii) a statement that the person is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents , records, and other information relevant to the person’s claim for benefits, (iv) a statement of the person’s right to bring a civil action under Section 502(a) of ERISA, (v) a discussion of the denial, including an explanation of the basis for disagreeing with or not the following: (a) the views presented by the person to the Plan of health care professionals treating the person and vocational professionals who evaluated the person, (b) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a person’s claim denial, without regard to whether the advice was relied upon in making the benefit determination, and (c) a disability determination regarding the person presented by the person to the Plan made by the Social Security Administration, (vi) if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the person’s medical circumstances, or a statement that such explanation will be provided free of charge upon request, and (vii) either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the denial or a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist.

(e)Exhaustion of Claims and Review Procedures. Following the exhaustion of the claims procedures set forth herein and in the event of subsequent civil action, the person shall be prohibited from presenting any evidence not considered by or presented to the Company in accordance with the claims procedures hereunder. No cause of action may be brought by a person who has received a claim denial later than two years following the date of such claim denial.

10.4Plan Administrative Costs

.  All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Employer or Employer in administering the Plan shall be paid by the Plan, to the extent not paid by the Employer.

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Article 11.  MISCELLANEOUS

11.1Unsecured General Creditor of the Employer

.  The Plan at all times shall be entirely unfunded.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer or any Related Employer.  For purposes of the payment of benefits under the plan, the assets of the Employer or of any Related Employer shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer or of such Related Employer, respectively.  The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.2Employer’s Liability

.  The Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the Elections entered into between a Participant and the Employer.  The Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and an Election.

11.3Limitation of Rights

.  Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Committee or any Related Employer except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

11.4Anti-Assignment

.  Except as otherwise provided in connection with a division of property under a domestic relations proceeding under state law and subject to Section 9(iii), no right or interest of the eligible employees or retirees under this Plan shall be subject to involuntary alienation, assignment or transfer of any kind.  An eligible employee may voluntarily assign his rights under the Plan.  Employer, the Board, the Committee and any of their delegates shall not review, confirm, guarantee or otherwise comment on the legal validity of any voluntary assignment.  Employer and its delegates may review, provide recommendations and approve submitted domestic relations orders using procedures similar to those that apply to qualified domestic relations orders under the qualified pension plans sponsored by Employer.  A domestic relations order intended to assign a benefit hereunder to a former spouse of an eligible employee must be delivered to the Employer.  Employer will review the order to determine if it is qualified.  Upon notification by the Employer that the order is qualified, the spouse will be able to elect a distribution of the assigned benefit by the end of the fifth calendar year following the calendar year during which the Employer notifies the former spouse that the order is qualified.  In all events, the entire assigned benefit must be distributed by the end of the fifth calendar year following the calendar year during which the Employer notifies the former spouse that the order is qualified.  Notwithstanding anything in the Plan to the contrary, if an assigned benefit is equal to or less than the adjusted Code section 402(g) limit it shall be distributed to the former spouse as soon as administratively possible.  The Employer may prescribe procedures that are consistent with this Section 11.4 and applicable law to implement benefit assignments pursuant to qualified orders.

11.5Facility of Payment

.  If the Employer determines, on the basis of medical reports or other evidence satisfactory to the Employer, that the recipient of any benefit payments under

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the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Employer may disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient.  The receipt by such person or institution of any such payments, and any such payment to the extent thereof, shall discharge the liability of the Employer for the payment of benefits hereunder to such recipient.

11.6Notices

.  Any notice or other communication required or permitted to be given in connection with the Plan shall be in writing and shall be deemed to have been duly given (i) upon request, if delivered personally or via courier, (ii) upon confirmation of receipt, if given by facsimile or electronic transmission, and (iii) on the third business day following mailing, if mailed first-class, postage prepaid, registered or certified mail as follows:

(a)If it is sent to the Employer or a Related Employer, it will be at the address specified by the Employer; or

(b)If it is sent to a Participant or Beneficiary, it will be at the last address filed with the Employer by the Participant (or Beneficiary).

11.7Tax Withholding

.  The Employer shall have the right to deduct from all payments or deferrals made under the Plan any tax required by law to be withheld.  If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant or his Beneficiary, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation.  Tax, for purposes of this Section 11.7, means any federal, state, local, foreign or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants or Beneficiaries under the Plan.

11.8Indemnification

.  To the fullest extent allowed by law, the Employer shall indemnify and hold harmless each member of the Committee and each employee, officer, or director of the Employer or any Related Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorneys’ fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Employer or any Related Employer.  Notwithstanding the foregoing, the Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

11.9Permitted Acceleration of Payment

.  The Employer, in its sole discretion, may accelerate the time in which payment shall be made under the Plan to: (a) an individual other than the Participant as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p)(1)(B), (b) the extent reasonably necessary to avoid the violation of an applicable federal, state, local, or foreign ethics law or conflicts of interest law (including where

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such payment is reasonably necessary to permit the Participant to participate in activities in the normal course of his position in which the Participant would otherwise not be able to participate under an applicable rule), determined in accordance with Treasury Regulation Section 1.409A-3(j)(4)(iii)(B), (c) pay the FICA tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) on compensation deferred under the Plan, (d) pay the income tax at source on wages imposes under Code Section 3401 or the corresponding withholding provisions of the applicable, state, local or foreign tax laws as a result of the payment of any FICA tax described in clause (c), and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes, (e) pay state, local, or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan before the amount is paid or made available to the Participant, (f) pay the income tax at source on wages imposed under Code Section 3401 as a result of the payment described in clause (e) and to pay the additional income tax at source on wages imposed under Code Section 3401 attributable to such additional Code Section 3401 wages and taxes, (g) satisfy the debt of a Participant to the Employer or any Related Employer where such debt is incurred in the ordinary course of the service relationship between the Participant and the Employer or Related Employer, as applicable, the entire amount of the reduction in any Plan year does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant, and (h) pay the amount required to be included in gross income as a result of the failure of the Plan to comply with the requirements of Code Section 409A.  The total payment under clauses (c) and (d) shall, in no event, exceed the aggregate of the FICA tax and the income tax withholding related to such FICA tax.  The total payment under clause (e) shall, in no event, exceed the amount of such taxes due as a result of participation in the Plan.  The total payment under clauses (e) and (f) shall, in no event, exceed the aggregate of the state, local, and foreign tax amount, and the income tax withholding related to such state, local, and foreign tax amount.  The total payment under clause (h) shall, in no event, exceed the amount required to be included in income as a result of the failure to comply with requirements of Code Section 409A.

11.10No Guarantee or Employment or Participation

.  Nothing in the Plan shall interfere with or limit in any way the right of the Employer to terminate any Participant’s employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Employer or any Related Employer.  No employee of the Employer shall have a right to be selected as a Participant under the Plan or, if selected, to continue to participate for any Plan Year.

11.11Unclaimed Benefit

.  Each Participant shall keep the Employer informed of his current address and the current address of his Beneficiary.  The Employer shall not be obligated to search for the whereabouts of any person.  If the location of a Participant is not made known to the Employer within three years after the date on which payment of the Participant’s vested Account is scheduled to be made (or to commence), payment may be made as though the Participant had died at the end of the three-year period.  If within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Employer is unable to locate the Beneficiary of the Participant, then the Employer shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary or any other person and such benefit shall be irrevocably forfeited.

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11.12Governing Law

.  The Plan will be construed, administered and enforced according to the laws of the State of Delaware without regard to principles of conflicts of law to the extent not otherwise preempted by ERISA.

11.13Erroneous Payment

.  Any amount paid under this Plan in error to a Participant or to a Participant’s Beneficiary shall be returned to the Employer.  A payment made in error does not create on the part of the recipient a legally binding right to such payment.

[signature page immediately follows]

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IN WITNESS WHEREOF, Ashland Global Holdings Inc. has caused its duly authorized representative to execute the Plan, this 22nd day of May, 2019.

ASHLAND GLOBAL HOLDINGS INC.

By: /s/Anne T. Schumann Printed Name: Anne T. Schumann Title: SVP, CHRO & CIO

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